EXHIBIT 10.4
               LETTER AGREEMENT BETWEEN THE REGISTRANT AND JOHN
                        POPOVICH, DATED JANUARY 15, 2004


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                  [Logo of New Millennium Media International]

                                      NMMI
                       NEW MILLENNIUM MEDIA INTERNATIONAL

                                January 15, 2004

John Popovich
130 South Cedros Avenue #170
Solana Beach, CA 92075
Fax; 858-259-3829


      RE: Letter Agreement Between New Millennium Media International, Inc. and John Popovich

Dear Mr. Popovich:

      This Letter Agreement (the "Letter Agreement") is entered into on this 16th day of January, 2004 between New Millennium Media International, Inc. ("NMMI") and John Popovich ("Popovich") (collectively referred to herein as the "Parties").

      WHEREAS, Popovich's assignment (the "Assignment") of all of his right, title and interest in the revenue of OnScreen Large Scale Video Display ("OSD"), which equals twenty five percent (25%) of the total revenue of OSD and includes certain payments (the "Payments") due to Popovich pursuant to the Contract and License Agreement between NMMI and Popovich dated July 23, 2001 (the "license Agreement") (attached hereto as Exhibit A) (the "Popovich Interest"), only becomes valid upon Fusion Three, LLC's ("F3") satisfaction of all payment obligations as set forth in paragraphs 2 and 3 of the Option to Purchase Contract Rights between F3 and Popovich, dated July 16, 2003 (the "Option Contract") (attached hereto as Exhibit B);

      WHEREAS, F3 never satisfied the obligations set forth in paragraphs 2 and 3 of the Option Contract; therefore the Assignment, as embodied in Exhibit B to the Option Contract, is invalid;

      WHEREAS, in order to exercise the option, F3 is required to pay five hundred thousand dollars ($500,000) (the "Assignment Purchase Price"), which includes the option fee (the "Option Fee") of one hundred thousand dollars ($100,000), which has previously been paid, leaving a remaining balance of four hundred thousand dollars ($400,000) owing and required to be paid in order to exercise the option pursuant to paragraphs 2 and 3 of the Option Contract (the "Assignment Conditions");

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      WHEREAS, F3's option exercise period commenced at 12:01 am Eastern
Standard Time on August 1, 2003 and shall terminate at 12:00 am Eastern Standard Time on April 30, 2004 (the "Option Period"), as set forth in paragraph 2 of the Option Contract; and

      WHEREAS, NMMI is able to terminate F3's option to purchase the Popovich Interest (the "F3 Option") pursuant to paragraph 8 of the Option Contract;

      NOW, THEREFORE, in recognition of the above and for other good and valuable consideration, the Parties do freely, willingly, and upon the advice and consent of counsel, enter into this Letter Agreement, and stipulate, covenant, warrant, and agree as follows:

      1. Option Period Consent Required. The NMMI Acceptance of Contractual Assignment between NMMI, F3, and Popovich, dated July 11, 2003 (attached hereto as Exhibit C), is understood by the Parties to address paragraph 17(c) of the License Agreement, and it is further understood by the Parties that there would be a separate consent required for any assignment of an interest during the Option Period, and if at any time during the Option Period it became apparent that NMMI is unable or unwilling to consent to the Assignment, the F3 Option shall terminate.

      2. Unwilling and Unable to Consent. NMMI is now unable and unwilling to consent to the Assignment, pursuant to paragraph 8 of the Option Contract; accordingly, as of this date, the Option Period now terminates.

      3. Popovich Recognition. Popovich recognizes that this Letter Agreement serves as notice to him that NMMI is unable and unwilling to consent to the Assignment and that F3 never satisfied the Assignment Conditions. Therefore, Popovich recognizes that the F3 Option is terminated and that he is free to sell or assign the Popovich Interest to NMMI.

      4. F3 Nonpayment. Since the validity of the Assignment is subject to payment in full by F3, and the F3 Option can only be exercised upon the payment of the Assignment Purchase Price, neither of which has been satisfied, Popovich agrees to sell the Popovich Interest to NMMI. Popovich is able to sell the Popovich Interest per the terms of the License Agreement.

      5. Consideration/Purchase Price. In consideration of the transfer by Popovich of the Popovich Interest to NMMI, NMMI shall pay to Popovich four hundred thousand dollars ($400,000) on or before March 31, 2004.

      6. Consistent With Option Contract and License Agreement. This Letter Agreement is consistent with the intent and purpose of the Option Contract and License Agreement, and it is agreed and understood by the Parties that F3 has not exercised the F3 Option, and has no obligation to do so, pursuant to paragraph 10 of the Option Contract.

      7. Non-Disclosure and Confidentiality. The Parties agree that this Letter Agreement is of a confidential nature and its contents are considered confidential information (the "Confidential Information"). The Parties agree that they shall not disclose, copy, or otherwise distribute this Letter Agreement or the Confidential Information to any person for any reason

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whatsoever, or use such Confidential Information without the prior written authorization of NMMI, unless such Confidential Information is in the public domain through no fault of NMMI or except as may be required by law.

      8. Miscellaneous.

            8.1. Waiver. No waiver of any of the provisions of this Letter Agreement shall be valid unless in writing, signed by the party against whom such waiver is sought to be enforced, nor shall failure to enforce any right hereunder constitute a continuing waiver of these same or a waiver of any other right hereunder.

            8.2. Amendments. All amendments of this Letter Agreement shall be made in writing, signed by the Parties, and no oral amendment shall be binding on the Parties.

            8.3. Integration. This Letter Agreement constitutes the entire agreement between the Parties relating to the subject matter hereto and supersedes and cancels any other prior oral and/or written agreements or understandings of the Parties in connection with such subject matter.

            8.4. Severability. The enforceability or invalidity of any provision or provisions of this Letter Agreement shall not render any other provision of provisions hereof unenforceable or invalid. If any one or more of the provisions of this Letter Agreement shall for any reason be excessively broad as to duration, scope, activity or subject, it shall be construed by reducing such provisions, so as to be enforceable to the extent compatible with applicable law.

            8.5. Headings. The headings or titles in this Letter Agreement are for the purpose of reference only and shall not in any way affect the interpretation or construction of this Letter Agreement.

            8.6. Governing Law. This Letter Agreement will be governed by the laws of the State of Florida. Any disputes arising out of or from this Letter Agreement shall be submitted to binding arbitration for resolution in Clearwater, Florida.

            8.7. Attorney's Fees. In the event of litigation to enforce this Letter Agreement, the prevailing party will be entitled to recover its reasonable attorneys' fees as determined by the court.

            8.8. Notices. All notices given under this Letter Agreement shall be in writing and shall be deemed given or made when delivered by courier, by facsimile or other similar form of wire or wireless communication sent to the Parties' addresses or facsimile numbers, or if mailed, five (5) days after mailing by first class mail, potage prepaid, as follows:

            If to NMMI:            As set forth on the signature page hereto.

            If to the Popovich:    As set forth on the signature page hereto.

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            With a copy to:        David M. Otto
                                   The Otto Law Group, PLLC
                                   900 Fourth Ave., Suite 3140
                                   Seattle, WA 98164

                  8.9. Counterparts. This Letter Agreement may be executed in one or more counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. Facsimile signatures are effective.

                  8.10. Successors and Assigns. This Letter Agreement will be binding upon and inure to the benefit of the Parties, their heirs, successors, and its assigns.

                  8.11. Effective Date. This Letter Agreement is effective upon its execution by all of the Parties.

                  8.12. Construction. Whenever the singular number is used in this Letter Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

                  8.13. Headings. The headings in this Letter Agreement are
            inserted for convenience only and shall not affect the interpretations of this Letter Agreement.

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      IN WITNESS WHEREOF, the Parties hereto hereby execute this Letter
Agreement as of the date first set forth above.


JOHN POPOVICH ("POPOVICH")




/s/ John Popovich
--------------------------------------------
NAME:

ADDRESS:

130 South Cedros Avenue #170
Solana Beach, CA 92075
Fax; 858-259-3829



NEW MILLENNIUM MEDIA INTERNATIONAL, INC. ("NMMI")


/s/ John Thatch
--------------------------------------------
NAME:   JOHN THATCH
TITLE:  PRESIDENT

ADDRESS:

200 9th Ave No.
#210
Safety Harbor, FL 34695

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